UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 30, 2006

Genesee & Wyoming Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-31456	06-0984624
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

66 Field Point Road, Greenwich, Connecticut		06830
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	203-629-3722

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On March 30, 2006, the Compensation Committee (the "Committee") of the Board of Directors of Genesee & Wyoming Inc. (the "Company") amended the 2006 bonus calculation formula for Mr. James Benz, the Company’s Chief Operating Officer. Previously, 60% of Mr. Benz’s annual incentive cash bonus ("Bonus") was based on achievement of Genesee Value Added ("GVA") financial performance target for the Company’s U.S. and Canadian operations, 20% was based on achievement of GVA financial performance targets for the Company as a whole and 20% was based on achievement of safety performance goals for the Company as a whole. The amended 2006 bonus calculation provides that 80% of Mr. Benz’s Bonus will be based on achievement of GVA financial performance targets for the Company as a whole and 20% will be based on achievement of safety performance goals for the Company as a whole.

The actual Bonus payable for fiscal year 2006 (if any) will vary depending on the extent to which actual performance meets, exceeds or falls short of the goals approved by the Committee.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Genesee & Wyoming Inc.

April 4, 2006	By:	/s/ Adam B. Frankel

Name: Adam B. Frankel
Title: Senior Vice President, General Counsel & Corporate Secretary